Warrant Agreement

THIS WARRANT AND THE COMMON STOCK ISSUABLE UPON EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THIS WARRANT AND THE COMMON STOCK ISSUABLE UPON EXERCISE OF THIS WARRANT MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER SAID ACT OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO GENERAL STEEL HOLDINGS, INC. THAT SUCH REGISTRATION IS NOT REQUIRED.

Right to Purchase Common Stock of GENERAL STEEL HOLDINGS, INC. (subject to adjustment as provided herein)

COMMON STOCK PURCHASE WARRANT

No. ______	Issue Date: September 1, 2005

GENERAL STEEL HOLDINGS, INC., a corporation organized under the laws of the State of Nevada (the “Company”), hereby certifies that, for value received, INVESTOR, or its assigns (the “Holder”), is entitled, subject to the terms set forth below, to purchase from the Company at any time or from time to time after the Closing until the Expiration Date, as defined below, the Warrant Number of paid and nonassessable shares of the common stock of the Company (the “Common Stock”), $0.001 par value per share.

The Purchase Price per share, as adjusted from time to time as herein provided, is referred to herein as the “Exercise Price.” The number and character of such shares of Common Stock and the Exercise Price are subject to adjustment as provided herein. Capitalized terms used and not otherwise defined herein shall have the meanings set forth in that certain Subscription Agreement (the “Subscription Agreement”), dated September 1, 2005, entered into by the Company and the Holder.

As used herein the following terms, unless the context otherwise requires, have the following respective meanings:

The term “Company” shall include General Steel Holdings, Inc. and any corporation which shall succeed or assume the obligations of General Steel Holdings, Inc. hereunder

The term “Common Stock” shall have the meaning set forth in the recitals.

The term “Expiration Date” shall mean 5 p.m. E.S.T. on the third anniversary of the Closing as defined in the Subscription Agreement.

The term “First Expiration Date” shall mean 5 p.m. E.S.T. on the second anniversary of the Closing as defined in the Subscription Agreement.

The term “Registration Rights Agreement” shall mean that certain registration rights agreement, dated September 1, 2005, among the Company and the investors.

The term “Second Expiration Date” shall mean 5 p.m. E.S.T. on the third anniversary of the Closing as defined in the Subscription Agreement.

The term “Warrant Number” shall mean 2,000,000 shares.

Exercise of Warrant:

Exercise Price. In the event the Holder exercises this Warrant before the First Expiration Date, the Exercise Price will be $2.50 in lawful money of the United States. If the Holder chooses to exercise this Warrant after the First Expiration Date but before the Second Expiration Date the Exercise Price will be $5.00.

The Company shall prepare and file with the Securities and Exchange Commission a registration statement under the Securities Act of 1933, as amended (the “1933 Act”) registering the Common Stock issuable upon exercise of the Warrants for unrestricted public resale by the Holder as set forth in the Registration Rights Agreement.

Exercise; Delivery of Certificates. This Warrant may be exercised in full or in part at the option of the Holder, at any time or from time to time, by delivering an original or facsimile copy of the form of subscription attached as an Exhibit hereto (the “Subscription Form”) duly executed by such Holder to the Company at its principal office or at the office of its Warrant Agent (as provided hereinafter), accompanied by payment, in cash, wire transfer or by certified or official bank check payable to the order of the Company, in the amount obtained by multiplying the number of shares of Common Stock for which this Warrant is then exercisable by the Exercise Price then in effect. The Holder shall surrender the original Warrant within seven (7) days of exercise to the Company or Warrant Agent (as provided hereinafter). Certificates for Warrant Shares so purchased shall be delivered to the Holder after this Warrant has been exercised. Each stock certificate so delivered shall be registered in the name of the Holder or, subject to compliance with applicable laws, such other name as shall be designated by the Holder.

Adjustments to the Number of Warrant Shares. The number of Warrant Shares for which this Warrant is exercisable and the Exercise Price shall be subject to adjustment from time to time as set forth below.

(a) Stock Dividends, Subdivisions and Combinations. If at any time the Company shall:

(i)	pay a dividend or other distribution on its Common Stock in shares of Common Stock or shares of any other class or series of capital stock,

(ii)	subdivide its outstanding shares of Common Stock into a larger number of shares of such Common Stock, or

(iii)	combine its outstanding shares of Common Stock into a smaller number of shares of such Common Stock,

then the number of Warrant Shares purchasable upon exercise of this Warrant immediately prior to the record date for such dividend or distribution or the effective date of such subdivision or combination shall be adjusted so that the Holder of this Warrant shall thereafter be entitled to receive upon exercise of this Warrant the kind and number of shares of Common Stock that such Holder would have owned or have been entitled to receive immediately after such record date or effective date had this Warrant been exercised immediately prior to such record date or effective date. An adjustment made pursuant to this paragraph shall become effective immediately after the effective date of such event, but be retroactive to the record date, if any, for such event.

(b) Upon any adjustment of the number of Warrant Shares purchasable upon the exercise of this Warrant as herein provided, the Exercise Price per share shall be adjusted by multiplying such Exercise Price immediately prior to such adjustment by a fraction, the numerator of which shall be the number of Warrant Shares purchasable upon the exercise of this Warrant immediately prior to such adjustment and the denominator of which shall be the number of Warrant Shares so purchasable immediately thereafter.

Reorganization, Merger, Consolidation or Disposition of Assets. If at any time the Company shall reorganize its capital, consolidate, merge or combine with or into another Person (where the Company is not the surviving corporation or where there is any change whatsoever in, or distribution with respect to, the outstanding Common Stock of the Company), or the Company shall sell, transfer or otherwise dispose of all or substantially all of its property, assets or business to another Person, and, pursuant to the terms of such reorganization, reclassification, consolidation, merger, combination, sale, transfer or other disposition of assets, (i) shares of common stock of the successor or acquiring Person or of the Company (if it is the surviving corporation) or (ii) any cash, shares of stock or other securities or property of any nature whatsoever in addition to or in lieu of common stock of the successor or acquiring Person or the Company (“Other Property”) are to be received by or distributed to the holders of Common Stock of the Company who are holders immediately prior to such transaction, then the Holder of this Warrant shall have the right thereafter to receive, upon exercise of this Warrant, the number of shares of Common Stock, common stock of the successor or acquiring Person, and/or Other Property which holder of the number of shares of Common Stock for which this Warrant is exercisable immediately prior to such event would have owned or received immediately after and as a result of such event. In such event, the aggregate Exercise Price otherwise payable for the Warrant Shares issuable upon exercise of this Warrant shall be allocated among such securities and Other Property in proportion to the respective fair market values of such securities and Other Property as determined in good faith by the Board of Directors of the Company.

Common Stock Legend. The Holder acknowledges and agrees that the shares of Common Stock of the Company, and, until such time as the Common Stock has been registered under the 1933 Act and sold in accordance with an effective registration statement, or exemption from registration, certificates and other instruments representing any of the Common Stock shall bear a restrictive legend in substantially the following form and a stop-transfer order may be placed against transfer of any such securities:

“THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED OR ANY APPLICABLE STATE SECURITIES LAWS. THESE SHARES MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, HYPOTHECATED OR TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED OR ANY APPLICABLE STATE SECURITIES LAW OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO GENERAL STEEL HOLDINGS, INC. THAT SUCH REGISTRATION IS NOT REQUIRED.”

Warrant Agent. The Company may, by written notice to the Holder of the Warrant, appoint an agent (a “Warrant Agent”) for the purpose of issuing Common Stock issuable on the exercise of this Warrant.

Issuance and Reservation of Shares. As long as any Warrant Shares remain outstanding or are issuable with respect to outstanding Warrants, the Company: (a) shall issue the Warrant Shares shall, upon issuance, be duly authorized, validly issued, fully paid and nonassessable shares of Common Stock; and (b) at all times prior to the Expiration Date, the Company shall reserve for issuance a sufficient number of authorized but unissued shares of Common Stock, to permit this Warrant to be exercised in full.

Modification And Waiver. This Warrant and any provision hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement is sought.

Successors and Assigns. This Warrant shall be binding upon and inure to the benefit of the Company and the Holder of this Warrant, and their respective successors and permitted assigns and shall include, with respect to the Company, any Person succeeding the Company by merger, consolidation, combination or acquisition of all or substantially all of the Company's assets, and in such case, except as expressly provided herein, all of the obligations of the Company hereunder shall survive such merger, consolidation, combination or acquisition.

Lost Warrant or Certificates. Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant or of a stock certificate evidencing Warrant Shares and, in the case of any such loss, theft or destruction, upon receipt of an indemnity reasonably satisfactory to the Company or, in the case of any such mutilation, upon surrender and cancellation of such Warrant or stock certificate, the Company shall make and deliver to Holder, a new Warrant or stock certificate, of like tenor, in lieu of the lost, stolen, destroyed or mutilated Warrant or stock certificate.

Issue Tax. The issuance of shares of Common Stock upon the exercise of this Warrant shall be made without charge to the Holder for any issue tax in respect thereof.

Miscellaneous. This Warrant and any term hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement of such change, waiver, discharge or termination is sought. This Warrant shall be construed and enforced in accordance with and governed by the laws of the State of New York, without giving effect to the conflicts of laws principles thereof.

This Common Stock Purchase Warrant and the legal relations among the parties hereto shall be governed by and construed in accordance with the laws of the United States of America and State of New York, regardless of the laws that might otherwise govern under applicable choice-of-law principles. The parties hereby irrevocably submit to the non-exclusive jurisdiction of the state and federal courts located in the State and County of New York for purposes of all legal proceedings arising out of or relating to this Common Stock Purchase Warrant or the transactions contemplated hereby. The parties hereby irrevocably waive, to the fullest extent permitted by applicable law, the right to trial by jury, any objection which they may now or hereafter have to the laying of venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum.

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IN WITNESS WHEREOF, the Company has executed this Warrant as of the date first written above.

GENERAL STEEL HOLDINGS, INC. By: ______________________________________ Name: Zuo Sheng Yu Title: Chief Executive Officer and Chairman